UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1462 Rudder Lane, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HITC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On August 13, 2021 we issued and sold 1,250,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933, as amended in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. The purchaser was an accredited or otherwise sophisticated investor who had access to business and financial information on our company. The sale of common stock resulted in $125,000 in net proceeds to us and we did not pay any commissions or finder’s fees in connection with the transaction. The proceeds from the sale will be used for working capital.

The Subscription Agreement for the sale of the unregistered equity securities is qualified in its entirety by reference and is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Subscription Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2021

Healthcare Integrated Technologies Inc.

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer and Sole Board member

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Subscription Agreement

* Filed herewith.